LP Reports Second Quarter 2013 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the second quarter of 2013, which included the following:

•	Total sales for the second quarter of $573 million were higher by 34 percent compared to the year ago quarter.

•	Income from continuing operations was $94 million ($0.65 per diluted share).

•	Non-GAAP adjusted income from continuing operations was $59 million ($0.41 per diluted share).

•	Adjusted EBITDA from continuing operations for the second quarter was $122 million compared to $37 million in the second quarter of 2012.

•	Cash and cash equivalents were $631 million as of June 30, 2013.

"This was another good quarter for LP as the U.S. housing market continues to recover,” said Curt Stevens, CEO.  “While OSB prices moderated during the second quarter, this segment showed good earnings. Strong demand in Siding and South America also added to our results.”

For the second quarter of 2013, LP reported income from continuing operations of $94 million, or $0.65 per diluted share, as compared to a loss from continuing operations of $37 million, or $0.27 per diluted share for the second quarter of 2012. The results for the second quarter of 2013 included a gain on acquisition of $36 million.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the second quarter of 2013 of $306 million, an increase from $195 million of net sales in the second quarter of 2012. For the second quarter of 2013, the OSB segment reported operating income of $95 million compared to $17 million in the second quarter of 2012. For the second quarter, LP realized an increase of $80 million in adjusted EBITDA from continuing operations for this segment compared to the second quarter of 2012. For the second quarter, sales volumes were higher by 2 percent and sales prices increased by 59 percent compared to the same period in 2012. The increase in sales price accounted for approximately $110 million increase in both operating results and adjusted EBITDA from continuing operations.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $153 million in the second quarter of 2013, an increase of

11 percent from $137 million in the year-ago second quarter. For the second quarter of 2013, the Siding segment reported operating income of $27 million compared to $19 million in the year-ago quarter. For the second quarter, LP reported $32 million in adjusted EBITDA from continuing operations for this segment, an increase of $8 million compared to the second quarter of 2012. The increase in OSB sales prices sold in this segment accounted for approximately $5 million increase in both operating results and adjusted EBITDA from continuing operations.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP sales in the second quarter of 2013 totaled $61 million, an increase from $52 million reported a year ago. Operating losses were $5 million for the second quarter of 2013 compared to $3 million in the second quarter of 2012.

SOUTH AMERICA SEGMENT

The South American segment consists of OSB mills located in Chile and Brazil. South America sales in the second quarter of 2013 totaled $44 million, an increase of 4 percent from $43 million in the year-ago second quarter. For the second quarter of 2013, the South America segment reported operating income of $6 million compared to $4 million reported a year ago. For the second quarter, LP reported $9 million in adjusted EBITDA from continuing operations for this segment, an increase of $3 million compared to the second quarter of 2012.

COMPANY OUTLOOK

“Housing starts appear to have been constrained by weather, labor and financing issues in the second quarter.  We will continue to be agile in our operations as the weather improves and builders address these issues. The consensus projection for housing starts for this year is a 25 percent increase over 2012, with starts projected to increase at least another 25% in 2014.  We will be ready to respond," concluded Stevens.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net sales	$572.6	$427.8	$1,110.1	$789.3

Income from operations	$88.9	$19.0	$178.1	$16.9

Income (loss) from continuing operations before taxes and equity in (income) loss of unconsolidated affiliates	$114.5	$(45.5)	$195.9	$(56.1)

Non-GAAP adjusted income (loss) from continuing operations	$59.2	$2.8	$117.8	$(6.0)

Income (loss) from continuing operations	$94.2	$(37.2)	$159.6	$(48.4)

Net income (loss)	$94.1	$(37.3)	$159.4	$(48.6)

Net income (loss) per share - basic	$0.68	$(0.27)	$1.15	$(0.35)

Net income (loss) per share - diluted	$0.65	$(0.27)	$1.10	$(0.35)

Average shares of stock outstanding - basic	139.1	137.0	138.8	136.8

Average shares of stock outstanding - diluted	144.1	137.0	144.3	136.8

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net sales	$572.6	$427.8	$1,110.1	$789.3
Operating costs and expenses:
Cost of sales	422.7	359.9	815.3	673.2
Depreciation and amortization	20.8	17.9	39.5	37.0
Selling and administrative	35.5	30.7	70.9	62.0
(Gain) loss on sale or impairment of long-lived assets, net	(0.7)	0.1	(0.7)	0.2
Other operating credits and charges, net	5.4	0.2	7.0	—
Total operating costs and expenses	483.7	408.8	932.0	772.4
Income from operations	88.9	19.0	178.1	16.9

Non-operating income (expense):
Interest expense, net of capitalized interest	(9.8)	(13.1)	(20.4)	(25.7)
Investment income	3.1	3.4	6.6	7.6
Early debt extinguishment	—	(52.2)	—	(52.2)
Gain on acquisition	35.9	—	35.9	—
Other non-operating items	(3.6)	(2.6)	(4.3)	(2.7)
Total non-operating income (expense)	25.6	(64.5)	17.8	(73.0)

Income (loss) from continuing operations before taxes and equity in (income) loss of unconsolidated affiliates	114.5	(45.5)	195.9	(56.1)
Provision (benefit) for income taxes	24.4	(11.1)	47.6	(12.3)
Equity in (income) loss of unconsolidated affiliates	(4.1)	2.8	(11.3)	4.6
Income (loss) from continuing operations	94.2	(37.2)	159.6	(48.4)

Loss from discontinued operations before taxes	(0.2)	(0.1)	(0.3)	(0.3)
Benefit for income taxes	(0.1)	—	(0.1)	(0.1)
Loss from discontinued operations	(0.1)	(0.1)	(0.2)	(0.2)

Net income (loss)	$94.1	$(37.3)	$159.4	$(48.6)

Income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$0.68	$(0.27)	$1.15	$(0.35)
Loss from discontinued operations	—	—	—	—
Net income (loss) per share	$0.68	$(0.27)	$1.15	$(0.35)

Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$0.65	$(0.27)	$1.10	$(0.35)
Loss from discontinued operations	—	—	—	—
Net income (loss) per share	$0.65	$(0.27)	$1.10	$(0.35)

Average shares of stock outstanding - basic	139.1	137.0	138.8	136.8
Average shares of stock outstanding - diluted	144.1	137.0	144.3	136.8

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$630.7	$560.9
Receivables	103.5	82.7
Inventories	247.0	209.8
Other current assets	11.8	6.0
Deferred income taxes	21.6	12.3
Current portion of notes receivable from asset sales	91.4	91.4
Assets held for sale	31.4	32.5
Total current assets	1,137.4	995.6

Timber and timberlands	72.7	40.1

Property, plant and equipment, at cost	2,218.0	2,061.6
Accumulated depreciation	(1,341.1)	(1,310.8)
Net property, plant and equipment	876.9	750.8

Goodwill	9.7	—
Notes receivable from asset sales	432.2	432.2
Long-term investments	4.0	2.0
Restricted cash	10.6	12.0
Investments in and advances to affiliates	4.3	68.6
Deferred debt costs	8.4	9.2
Other assets	15.7	15.5
Long-term deferred tax asset	—	5.0
Total assets	$2,571.9	$2,331.0

LIABILITIES AND EQUITY
Current portion of long-term debt	$7.5	$7.8
Current portion of limited recourse notes payable	90.0	90.0
Accounts payable and accrued liabilities	165.2	139.5
Current portion of contingency reserves	2.0	2.0
Total current liabilities	264.7	239.3

Long-term debt, excluding current portion	777.3	782.7
Contingency reserves, excluding current portion	12.3	12.8
Other long-term liabilities	181.8	168.8
Deferred income taxes	153.3	93.6

Stockholders’ equity:
Common stock	150.7	150.4
Additional paid-in capital	504.9	533.6
Retained earnings	870.0	710.6
Treasury stock	(232.3)	(252.9)
Accumulated comprehensive loss	(110.8)	(107.9)
Total stockholders’ equity	1,182.5	1,033.8
Total liabilities and stockholders’ equity	$2,571.9	$2,331.0

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$94.1	$(37.3)	$159.4	$(48.6)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20.8	17.9	39.5	37.0
(Income) loss from unconsolidated affiliates	(4.1)	2.8	(11.3)	4.6
(Gain) loss on sale or impairment of long-lived assets	(0.7)	0.1	(0.7)	0.2
Gain on acquisition	(35.9)	—	(35.9)	—
Early debt extinguishment	—	52.2	—	52.2
Other operating credits and charges, net	5.4	0.2	7.0	—
Stock-based compensation related to stock plans	2.1	1.6	4.2	4.3
Exchange (gain) loss on remeasurement	0.2	(1.2)	(0.1)	(0.9)
Cash settlement of contingencies	(0.3)	(0.6)	(0.4)	(1.2)
Cash settlements of warranties, net of accruals	(2.3)	(1.5)	(4.3)	(3.9)
Pension expense, net of cash payments	1.1	2.5	2.6	4.1
Non-cash interest expense, net	0.2	0.8	0.6	1.4
Other adjustments, net of acquisition	0.1	1.2	0.6	1.1
Changes in assets and liabilities, net of acquisition:
(Increase) decrease in receivables	34.5	5.0	(17.9)	(35.5)
(Increase) decrease in inventories	20.5	9.8	(28.1)	(36.0)
Increase in other current assets	(7.4)	(4.9)	(6.0)	(3.0)
Increase (decrease) in accounts payable and accrued liabilities	(3.2)	9.7	8.9	19.4
Increase (decrease) in deferred income taxes	21.7	(11.2)	45.5	(12.5)
Net cash provided by (used in) operating activities	146.8	47.1	163.6	(17.3)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(12.4)	(4.2)	(25.6)	(6.8)
Investments in and advances to joint ventures	7.1	1.1	13.9	(1.9)
Proceeds from sales of assets	1.7	0.2	1.7	9.1
Acquisition, net of cash acquired	(67.4)	—	(67.4)	—
Decrease in restricted cash under letters of credit/credit facility	(0.1)	0.1	1.4	1.0
Net cash provided by (used in) investing activities	(71.1)	(2.8)	(76.0)	1.4
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	350.0	—	350.0
Repayment of long-term debt	(2.6)	(242.1)	(3.6)	(242.1)
Short term borrowings, net of repayments	(0.1)	—	(0.1)	—
Taxes paid related to net share settlement of equity awards	(0.2)	—	(12.0)	—
Payment of debt issuance fees	—	(6.3)	—	(6.3)
Other, net	—	0.4	0.1	0.4
Net cash provided by (used in) financing activities	(2.9)	102.0	(15.6)	102.0
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(2.6)	0.3	(2.2)	1.0
Net increase in cash and cash equivalents	70.2	146.6	69.8	87.1
Cash and cash equivalents at beginning of period	560.5	280.5	560.9	340.0
Cash and cash equivalents at end of period	$630.7	$427.1	$630.7	$427.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Dollar amounts in millions	2013	2012	2013	2012
Net sales:
OSB	$306.2	$194.9	$592.9	$344.4
Siding	152.7	137.0	286.5	250.1
Engineered Wood Products	60.9	51.7	124.3	100.3
South America	44.3	42.7	89.4	85.1
Other	9.3	10.7	18.4	20.8
Intersegment sales	(0.8)	(9.2)	(1.4)	(11.4)
	$572.6	$427.8	$1,110.1	$789.3
Operating profit (loss):
OSB	$95.4	$17.0	$193.5	$16.7
Siding	27.1	19.4	47.8	36.1
Engineered Wood Products	(5.1)	(3.4)	(8.6)	(6.3)
South America	6.3	3.6	12.5	6.7
Other	(2.0)	(1.9)	(2.9)	(2.5)
Other operating credits and charges, net	(5.4)	(0.2)	(7.0)	—
Other operating credits and charges associated with unconsolidated affiliates	(2.7)	—	(2.7)	—
Gain (loss) on sale or impairment of long-lived assets	0.7	(0.1)	0.7	(0.2)
General corporate and other expenses, net	(21.3)	(18.2)	(43.9)	(38.2)
Foreign currency losses	(3.6)	(2.6)	(4.3)	(2.7)
Gain on acquisition	35.9	—	35.9	—
Early debt extinguishment	—	(52.2)	—	(52.2)
Investment income	3.1	3.4	6.6	7.6
Interest expense, net of capitalized interest	(9.8)	(13.1)	(20.4)	(25.7)
Income (loss) from continuing operations before taxes	118.6	(48.3)	207.2	(60.7)
Provision (benefit) for income taxes	24.4	(11.1)	47.6	(12.3)
Income (loss) from continuing operations	$94.2	$(37.2)	$159.6	$(48.4)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and six months ended June 30, 2013 and 2012.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Oriented strand board, million square feet 3/8" basis(1)	1,000	922	1,892	1,721
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	46	51	84	96
Wood-based siding, million square feet 3/8" basis	266	236	517	476
Engineered I-Joist, million lineal feet(1)	18	18	37	32
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	1,961	1,723	3,862	3,412

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.